Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2017, relating to the consolidated financial statements of Brown & Brown, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Tampa, Florida
May 15, 2017